SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       VIRGINIA ELECTRIC AND POWER COMPANY
             (Exact Name of Registrant as Specified in its Charter)


            Virginia                                   54-0418825
     (State of incorporation                         I.R.S. Employer
        or organization)                            Identification No.
                               701 E. Cary Street
                          Richmond, Virginia 23219-3932


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this Form relates:
File No. 333-47119.

Securities to be registered under Section 12(b) of the Act:


Title of each class                              Name and exchange on which
to be registered:                                each class is to be registered:
-----------------                                -------------------------------

Virginia Electric and Power Company              New York Stock Exchange, Inc.
Series A 7.15 % Senior Notes, due June
30, 2038

Securities to be registered under Section 12(g) of the Act:
         None

Item 1.           Description of Registrant's Securities to be Registered.

         A description of the Securities to be registered is set forth under the caption "Description of the Senior Notes and Senior Subordinated Notes" in the prospectus contained in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 27, 1998 (the "Registration Statement") and under the caption "Description of the 1998 Series A Senior Notes" in the Prospectus Supplement dated June 12, 1998 and filed with the Securities and Exchange Commission on that date, and is incorporated herein by reference.

Item 2.           Exhibits.

         1. The  following  documents  and  instruments  defining  the rights of
holders,   filed  as  Exhibits  to  the  Registration   Statement,   are  herein
incorporated by reference:

                  a.  Exhibit 1(ii), Form of Underwriting Agreement

                  b. Exhibit 4(ii), Form of Senior Indenture between Virginia Electric and Power Company and the Chase Manhattan Bank as Trustee, the Form of Security being included in Article II therein.

         2. The First Supplemental Indenture, also defining the rights of holders and filed as Exhibit 4.2 to the Company's Report on Form 8-K filed on June 12, 1998, is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            VIRGINIA ELECTRIC AND POWER COMPANY


                                            By:  /s/ James P. Carney
                                               ---------------------------
                                                    James P. Carney
                                                 Assistant Treasurer and
                                              Assistant Corporate Secretary

Dated: June 12, 1998